UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 25, 2008

CONSOLIDATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV 89014
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 614-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The disclosures made in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Owsley Property

On August 25, 2008 (the “Closing” or “Closing Date”), Consolidation Services, Inc. (the “Company”) exercised its option to purchase approximately 1,000 acres of land in Owsley County, Kentucky (the “Owsley Property”) pursuant to the Agreement to Assign Real Estate Purchase Option, dated January 8, 2008, between the Company and AMS Development, LLC (“AMS”), whereby AMS assigned and transferred its interest in an option to purchase the Owsley Property from Larry Bruce Herald (the “Owsley Option Assignment”), and the Extension of Real Estate Option to Purchase Agreement, dated June 13, 2008, between the Company and Larry Bruce Herald (the “Owsley Option Extension”, collectively with the Owsley Option Assignment shall be referred to as the “Owsley Option Agreements”) and completed such acquisition for a purchase price of $1,000,000 pursuant to the Real Estate Sale and Purchase Agreement, dated January 8, 2008 (the “Owsley Purchase Agreement”).  The Owsley Purchase Agreement terms also provided for the pro-ration of all real estate taxes and other assessments to the Owsley Property between the Company and Larry Bruce Herald from January 1, 2008 through the date of the deed, as well as the payment of all closing costs by the Company.  This transaction involved the acquisition of an asset that does not constitute a business and is not a business combination.

The purchase price regarding the Owsley Property was paid to Larry Bruce Herald as follows: (i) $500,000 in cash at the Closing; and (ii) $500,000 pursuant to a promissory note made as of the Closing Date and due October 15, 2008, on a non-interest bearing basis (the “Note”) and mortgage of even date on the Owsley Property to secure payment under the Note (the “Mortgage”).  The cash funds used to purchase the Owsley Property have been provided from Johnny R. Thomas, the Company’s CEO, who loaned the Company $513,655 for the Closing pursuant to a separate promissory note which is payable upon demand, with interest at 6% per annum.  In addition, the Company paid Closing costs of $13,655, consisting of approximately $9,500 for legal fees, $3,090 for title insurance, and $1,065 for deed recording and transfer tax.  Any other fees, consideration or amounts paid to extend the various Owsley Option Agreements, in connection with the Development Agreement (defined below) or the Project Development Plan (Exhibit  “E” to the Owsley Option Assignment) or otherwise in connection with the transactions provided for in this Current Report on Form 8-K have been previously disclosed in the Company’s current and periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Development Agreement

On August 26, 2008, the Company entered into an agreement with AMS regarding certain engineering, consulting and administrative services that AMS has agreed to provide in connection with the development of the Owsley Property for coal mining activities (the “Development Agreement”).  Services under the Development Agreement also include the handling and preparation of all coal permitting applications and information required by applicable regulatory and administrative agencies that oversee coal mining activities, as well as the structuring and handling of the mining and reclamation plans (the “Services”) with the goal of commencing mining operations within six months of the date of the Development Agreement using each parties reasonable best efforts.  The mining and reclamation plan will be structured to provide for and enhance long term organic farming, with particular attention directed to cattle farming, once the mining operations and reclamation on the Owsley Property are completed.  Examples of enhancement techniques include seeding mixtures, permanent pond construction, access road construction and leaving a gentle contour to slopes to the extent practical.  Under the Development Agreement, surface mining operations will be preferred, however, auger and/or highwall mining operations may be used where such methods are more practical.

As consideration for entering into the Development Agreement, AMS received: (1) $100,000 in cash, which amount was placed in escrow at the time the parties entered into the Owsley Option Assignment and has since been released from escrow; (2) assignment by the Company to AMS of 50% of the coal royalty rights with respect to the Owsley Property, which rights vested as of the Closing, with a mineral deed relating to such rights to be filed promptly thereafter; and (3) $400,000 through the issuance of 200,000 shares of the Company’s restricted common stock, par value $.001 per share (the “Shares”) valued at $2.00 per share which was the ten day market average when the Owsley Option Assignment was negotiated and executed.

The Company agreed to include the Shares in the first registration statement the Company files with the SEC where said Shares can be legally included, following the Company's current registration statement on Form S-1/A which has not yet been declared effective by the SEC.  The Shares are subject to lock up/leak out terms in the Development Agreement (the “Lock Up”) whereby the Company shall guarantee the $400,000 value ($2.00 per share) of the Shares (the “Guarantee”) provided the Stockholders (as defined in Item 3.02), acting collectively, sell an aggregate amount of 4,000 Shares per week (the “Weekly Quota”) commencing on the date the prospective registration statement is declared effective by the SEC and ending fifty (50) weeks later (the “Lock Up Period”).  The Stockholders may elect not to sell the Weekly Quota, however, any Shares not sold according to the Weekly Quota shall not being eligible for sale until after the Lock Up Period.  Alternatively, if the Stockholders sell more Shares than is permitted under the Lock Up, the Guarantee shall be null and void.  In the event the Stockholders sell the Shares at a price greater than $5.00 per share, the Stockholders shall pay the Company any surplus.  The Guarantee and the surplus shall not apply to the Shares following the Lock Up Period and the manner in which the Guarantee or any surplus are paid shall be determined in accordance with the terms of the Lock Up.

Other than in respect to this transaction, the Company has no material relationship with Larry Bruce Herald.  The Company does, however, have a material relationship with Billy David Altizer who is the managing member of AMS and is also a managing member of Buckhorn Resources, LLC, a fifty percent (50%) owned subsidiary of the Company.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures made in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Under the terms of the Note, Larry Bruce Herald may accelerate the Note and repossess the Owsley Property upon a “default”, which is defined in the Note as the failure to make installment payments of principal when due, or to fulfill covenants and agreements therein, or the filing of a petition in bankruptcy by the Company or the involuntary petition in bankruptcy filed against it, or the Company’s making of an assignment for the benefit of creditors.  In addition, the Company cannot re-borrow or receive advances regarding any amounts repaid under the Note.  The Mortgage provides for acceleration of the Note in the event of a proceeding to take the Owsley Property for public use under eminent domain (or to enforce any lien or similar interest) or condemnation and the Company waived all rights of valuation and appraisement laws in connection therewith.  Covenants in the Mortgage included the Company’s agreement: (i) not to commit waste; (ii) not to remove trees, timber or minerals on the Owsley Property or otherwise take any action which would diminish the fair market value of the Owsley Property; provided however, that the Company is entitled to core drill to determine any coal reserves upon or within the Owsley Property; and (iii) not to explore for oil and/or gas reserves on the Owsley Property during the term of the Mortgage.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures made in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

As of August 26, 2008, the Company issued 200,000 Shares to AMS and its designees in the amounts shown below: (1) Pat Mitchell Enterprises, Inc. – 45,000 Shares; (2) Billy David Altizer – 45,000 Shares; (3) Sitter Drilling, LLC – 37,500 Shares; and (4) AMS Development, LLC – 72,500 Shares (collectively, the “Stockholders”).  The Shares were valued at $2.00 per share, the market average (10 day) when the Owsley Option Assignment was negotiated and executed, and were issued as payment of $400,000 in stock consideration pursuant to the terms of the Development Agreement.  The issuance of the Shares was accomplished pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)     FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

Not applicable.

(B)     PRO FORMA FINANCIAL INFORMATION

Not applicable.

(D)    EXHIBITS

99.1
Agreement to Assign Real Estate Purchase Option, dated January 8, 2008, between AMS Development, LLC and Consolidation Services, Inc. (Incorporated by reference as Exhibit 10.3 to the Company’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2008).

99.2
 Project Development Plan (Exhibit “E”) to the Agreement to Assign Real Estate Purchase Option. (Incorporated by reference as Exhibit 10.4 to the Company’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2008).

99.3
Extension of Real Estate Option to Purchase Agreement, dated June 13, 2008, between Larry Bruce Herald and Consolidation Services, Inc. (Incorporated by reference as Exhibit 10.9 to the Company’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2008).

99.4
Real Estate Sale and Purchase Agreement, dated January 8, 2008, between Larry Bruce Herald and Consolidation Services, Inc. (Incorporated by reference as Exhibit 10.9 to the Company’s Current Report on Form 8-K/A, filed with the Commission on June 30, 2008).

*99.5	Development Agreement, dated August 26, 2008, between Consolidation Services, Inc. and AMS Development, LLC.

*99.6	Form of Promissory Note, dated August 25, 2008, made by Consolidation Services, Inc. to Larry Bruce Herald.

*99.7	Form of Mortgage, dated August 25, 2008, between Consolidation Services, Inc. and Larry Bruce Herald.

_________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: August 28, 2008	By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President